Exhibit 77Q1A(i)

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

LORD ABBETT MID-CAP VALUE FUND, INC.

LORD ABBETT MID-CAP VALUE FUND, INC., a Maryland corporation having its principal office c/o The Prentice-Hall Corporation System, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202 (hereinafter called the “Corporation”), hereby certifies to the Maryland State Department of Assessments and Taxation that:

FIRST, the Articles of Incorporation of the Corporation, as heretofore amended, are hereby further amended to change the name of the Corporation by replacing the name “Lord Abbett Mid-Cap Value Fund, Inc.” with the name “Lord Abbett Mid Cap Stock Fund, Inc.” in the title and in Article II thereof.

SECOND, the amendment set forth herein has been duly approved by all members of the Board of Directors of the Corporation and is limited to a change expressly permitted by §2-605(a)(1) of the General Corporation Law of the State of Maryland to be made without action of the stockholders.

THIRD, pursuant to §2-610.1 of the General Corporation Law of the State of Maryland, the amendment set forth herein will become effective on March 31, 2012.

FOURTH, the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended from time to time.

IN WITNESS WHEREOF, Lord Abbett Mid-Cap Value Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and witnessed by its Vice President and Assistant Secretary on March 5, 2012.

LORD ABBETT MID-CAP VALUE FUND, INC.

By: /s/ Lawrence H. Kaplan

Lawrence H. Kaplan

Vice President and Secretary

WITNESS:

/s/ Thomas R. Phillips

Thomas R. Phillips

Vice President and Assistant Secretary

THE UNDERSIGNED, Vice President and Secretary of Lord Abbett Mid-Cap Value Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Lawrence H. Kaplan

Lawrence H. Kaplan

Vice President and Secretary